AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Agreement") dated as of March 24, 2015 (this "Agreement") is by and between SIGNALSHARE INFRASTRUCTURE, INC., a Nevada corporation (the "Borrower"), CENFIN, LLC, a Delaware limited liability company (the "Lender"), and Parent (as defined below).

WHEREAS, on June 5, 2009, Lender entered into a Revolving Credit, Security and Warrant Purchase Agreement (as subsequently amended, the "Original Agreement") with Roomlinx, Inc., a Nevada corporation, ("Parent") that, after the Closing (as defined below) will be renamed "SignalShare Media Group, Inc.";

WHEREAS, in connection with the closing of the transactions (the "Merger Closing") contemplated by the Subsidiary Merger Agreement among Parent, Borrower, Roomlinx Merger Corp. ("Merger Sub") and Signal Point Holdings Corp. ("SP") (the "Merger Agreement"): (i) Merger Sub shall be merged with and into SP, with SP and its subsidiaries as a wholly-owned subsidiary of Parent and Parent shall assume certain obligations of SP, and shall transfer all of the rights, assets, liabilities, contracts and properties of Parent as of immediately prior to the Merger Closing into Borrower (other than assets consisting of contracts, if any, for which consent to assignment is required under the Merger Agreement and for which no such consent to assignment has been obtained (the "Non-Assigned Contracts"), which will remain with Parent but be held for the benefit of Borrower), (ii) Parent shall pay Lender $750,000, which amount shall reduce the principal amount of the loans made hereunder, (iii) Parent shall issue in the name of Lender 7,061,295 shares of Parent common stock (the "Parent Shares"), such number of shares representing 5.07% of Parent's Fully Diluted Shares (as defined below); and (iv) the loans outstanding under the Original Agreement shall be novated to Borrower; and

WHEREAS, if any Non-Assigned Contract exists following the Merger Closing, Parent desires to grant to the Lender a continuing first priority security interest therein as security for the payment of all of the Borrower's obligations hereunder, and such Non-Assigned Contract (and the proceeds and products thereof) shall be deemed part of the "Collateral".

The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

"**Borrower**" means SignalShare Infrastructure, Inc.

"**Borrowing**" means a Revolving Loan made by the Lender on a single date under this Agreement.

"**Business Day**" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed.

"**Change of Control**" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-third of the voting rights or equity interests in the Borrower; (ii) a replacement of more than one-half of the members of the Borrower's board of directors in a twelve month period that is not approved (as evidenced by such directors' votes at one or more meetings of the board of directors convened for such purpose) by those individuals who are members of the board of directors on the date which commences such twelve month period (or other directors previously approved by such individuals); (iii) a Fundamental Transaction (as defined in Section 10(c)), a merger or consolidation of the Borrower or any Subsidiary or a sale or distribution of more than one-half of the assets of the Borrower in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Borrower's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Borrower or any Subsidiary that constitutes or results in a transfer of more than one-third of the voting rights or equity interests in the Borrower, unless following such transaction or series of transactions, the holders of the Borrower's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets and one-half or more of the Board of Directors of the Borrower remain the same; (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Borrower, or (vi) the execution by the Borrower or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

"**Closing Date**" means the date of execution of this Agreement.

"**Common Stock**" means the common stock of the Parent, par value $.001 per share or any other securities into which such common stock may hereafter be reclassified.

"**Default**" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"**Event of Default**" has the meaning assigned to such term in Section 8.1.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

"**Exercise Price**" has the meaning assigned to such term in Section 3.1.

"**Federal Funds Rate**" means, as of the most recent Measurement Date, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal

funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

"**Fundamental Transaction**" means, if at any time while a Revolving Credit Note is outstanding, (i) the Borrower effects any merger or consolidation of the Borrower with or into another Person, (ii) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

"**GAAP**" means United States Generally Accepted Accounting Principles.

"**Lender**" means Cenfin, LLC.

"**Loan**" means a Revolving Loan.

"**Loan Documents**" means this Agreement and the Revolving Credit Note.

"**Material Adverse Effect**" means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Borrower's ability to perform on a timely basis its obligations under this Agreement.

"**Measurement Date**" means July 15, 2010 and each one-year anniversary thereof.

"**Obligations**" means any and all obligations and liabilities of the Borrower now or hereafter arising under this Agreement and all of the other Transaction Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

"**Revolving Credit Commitment**" has the meaning set forth in Section 2.1.

"**Revolving Credit Note**" means the promissory notes executed by Parent prior to the date hereof, which shall remain in full force and effect to evidence the borrowings outstanding as of the date hereof, and any future promissory note, substantially in the form of Exhibit A annexed hereto, issued by the Borrower in favor of the Lender pursuant to Section 2.1(f).

"**Revolving Credit Period**" means the period from and including the Closing Date to the earlier of (a) June 5, 2015 or (b) the date of termination of the Revolving Credit Commitment, as terminated by the Lender pursuant to Section 8.1 or Article 9, Events of Default.

"**Revolving Loan**" means a loan made pursuant to Section 2.1.

"**SEC**" means the Securities and Exchange Commission.

"**Securities Act**" means the Securities Act of 1933, as amended.

"**Subsidiary**" means any "subsidiary" of the Borrower as defined in Rule 1-02(x) of Regulation S-X promulgated by the Commission under the Exchange Act.

"**Transaction Documents**" means this Agreement, the Revolving Credit Note, the Warrant, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

"**Warrant**" has the meaning assigned to such term in the Original Agreement.

"**Warrant Shares**" has the meaning assigned to such term in Section 5.3.

ARTICLE 2
THE REVOLVING CREDIT FACILITY

2.1 Revolving Loans.

(a) Revolving Credit Commitment. As of the date hereof, and giving effect to the payment to Lender of $750,000, the amount of Revolving Loans outstanding hereunder is $3,962,000. Subject to and upon the terms and conditions set forth herein, if requested by Borrower, Lender may, in its sole and absolute discretion, lend to the Borrower, from time to time during the Revolving Credit Period, such amounts (each such loan and all such loans, collectively, as the context requires being herein referred to as the "Revolving Loans") which the Lender in its discretion agrees to lend from time to time in an aggregate principal amount not to exceed $10,000,000.00 outstanding at any time (the "Revolving Credit Commitment"). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.

(b) Funding of Revolving Loans. The Revolving Loans may, in the Lender's sole and absolute discretion in each instance, be disbursed, as the Borrower shall direct, upon the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof.

(c) Interest on Revolving Loans. Each Revolving Loan shall bear interest at the Federal Funds Rate plus 5%. Accrued interest on each Revolving Loan shall be payable in arrears, in cash on each August 1, November 1, February 1, and May 1, commencing August 1, 2009. All interest shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Upon and after the occurrence of an Event of Default, each Revolving Loan shall bear interest on its principal amount outstanding from time to time at a rate per annum of 13%.

(d) Repayment of Revolving Loans. The outstanding principal amount of the Revolving Loan as of the date hereof, and all accrued and unpaid interest thereon (less the amount of the cash payment to the Lender described in Section 7.1(f) hereof), shall be repaid by the Borrower in accordance with the repayment schedule set forth on Schedule A attached hereto. The outstanding principal amount of each Revolving Loan, if any, made to the Borrower following the date hereof, and all accrued and unpaid interest thereon, shall become due on the fifth anniversary of each such Revolving Loan, if not sooner paid in full as provided in this Agreement or in the Revolving Credit Note.

(e) Loan Accounts. Lender shall maintain an account evidencing the indebtedness of the Borrower to Lender resulting from each Revolving Loan made by Lender, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. Lender shall maintain accounts in which it shall record the amount of each Revolving Loan made hereunder, the amount of any principal or interest due and payable or to become due and payable from the Borrower to Lender hereunder and the amount of any sum received by the Lender hereunder. All such accounts maintained by Lender pursuant to this Section 2.1(e) shall be conclusive absent manifest error of the amount of the Revolving Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

(f) Revolving Credit Note. On the date hereof, the Borrower is executing and delivering to Lender a Revolving Credit Note, substantially in the form attached hereto as Exhibit A, in the aggregate principal amount of $10,000,000.00. On each funding date, the Lender shall note the date and amount of such funding on Schedule I to the Revolving Credit Note, such amount to be conclusive absent manifest error. Any failure to so record or any error in doing so shall not limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

2.2 Funding of Borrowings.

(a) Funding of Borrowings. Lender shall make each Revolving Loan to be made by it hereunder on the proposed funding date thereof by wire transfer of immediately available funds to the account of Borrower most recently designated by it for such purpose by notice to the Lender in accordance with Section 2.1(b).

2.3 Prepayment of Revolving Loans.

(a) Optional Prepayment of Revolving Loans. The Borrower shall have the right at any time and from time to time to prepay the Revolving Loans in whole or in part.

(b) Mandatory Prepayment of Revolving Loans. In the event of the sale of any Subsidiary of the Company or any business line of the Company, the Company shall take all net proceeds of such sale and use such amounts to repay outstanding amounts due hereunder.

(c) Notification of Certain Prepayments. The Borrower shall notify the Lender not later than three Business Days before the date of such prepayment.

(d) Prepayments Accompanied by Interest. All prepayments of the Revolving Loans shall be accompanied by accrued interest through the date of prepayment.

ARTICLE 3

INTENTIONALLY OMITTED

ARTICLE 4
SECURITY INTEREST

4.1. Grant of Security Interest.

(a) As security for the payment of all Revolving Loans now (including those under the Original Agreement transferred to Borrower) or in the future made by the Lender hereunder and for the payment or other satisfaction of all other Obligations, the Borrower hereby grants to the Lender a continuing first priority security interest in all of the following property of Borrower and its Subsidiaries, whether now owned or hereafter acquired (collectively, the "Collateral"):

(i) all present and future accounts, accounts receivable, other receivables and claims for money due, instruments, documents, chattel paper, contract rights and general intangibles;

(ii) all raw materials, supplies, works-in-process, finished goods, and all other inventory of whatsoever kind or nature, wherever located;

(iii) all machinery, equipment, vehicles, furniture, tools, and trade fixtures and all substitutions and replacements thereof wherever located, and all attachments, accessions, parts, and additions, thereto;

(iv) all of the Borrower's deposit accounts (whether checking, savings, or otherwise) with any depositary institution and including accounts held jointly with others;

(v) all monies, securities, drafts, notes, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or on behalf of the Lender from or for the Borrower, whether for custody, pledge, transmission or otherwise;

(vi) all general intangibles;

(vii) all investment property;

(viii) all books and records evidencing or relating to any of the foregoing; and

(ix) any and all proceeds and products of the foregoing.

(b) To the extent that there exists any Non-Assigned Contracts and/or other assets, cash, bank accounts, revenue streams, properties or claims ("Parent Retained Assets") which are retained by Parent following the Merger Closing, (i) Parent hereby grants to the Lender a continuing first priority security interest in all such Parent Retained Assets and any and all proceeds and products thereof as security for the payment of all Obligations, (ii) Parent Retained Assets, and any and all proceeds and products thereof, shall be deemed "Collateral" for all purposes under the Transaction Documents, and (iii) Parent shall be deemed to provide to the Lender, with respect to the Parent Retained Assets, the same representations, warranties, covenants and agreements herein given by the Borrower. In the event that any Parent Retained Assets are subsequently assigned to the Borrower, the security interest with respect thereto granted by the Borrower under this Agreement.

4.2. Preservation of Collateral and Perfection of Security Interests therein. The Borrower shall, at the Lender's request, at any time and from time to time, authenticate, execute and deliver to the Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by the Lender) and do such other acts and things or cause third parties to do such other acts and things as the Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected first lien security interest in the Collateral in favor of the Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except liens expressly permitted hereunder) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. The Borrower irrevocably hereby makes, constitutes and appoints the Lender (and all persons designated by the Lender for that purpose) as the Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect the Lender's security interest in the Collateral. The Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. The Borrower further ratifies and confirms the prior filing by the Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower, and where applicable, Parent, represents and warrants to the Lender that:

5.1 Organization, Good Standing and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently

conducted or proposed to be conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

5.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Borrower consists of 1,000 shares of Common Stock, par value $.001 per share, 1,000 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and are fully paid and nonassessable.

(b) As of the date hereof, the authorized capital stock of the Parent consists of: 400,000,000 shares of common stock, par value $.001 per share, 135,053,762 shares of which are issued and outstanding All of the outstanding shares of common and/or preferred stock of Parent have been duly authorized and are fully paid and nonassessable.

5.3 Authorization. All corporate action on the part of the Borrower necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the authorization, issuance and delivery of the Revolving Credit Note has been taken, and each Transaction Document, when executed and delivered by the Borrower, and assuming due execution and delivery by the Lender (as appropriate), shall constitute a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.4 Valid Issuance of Parent Shares. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

5.5 No Conflicts. Neither the Parent nor the Borrower is in default under any agreement to which it is a party, the effect of which will materially adversely affect performance by the Parent or the Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement or any of the Transaction Documents. The execution, delivery and performance of each Transaction Document and any other documents to be executed and delivered by the Borrower and the consummation by the Borrower of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Parent's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Parent or Subsidiary debt or otherwise) or other understanding to which the Parent or any Subsidiary is a party or by which

any property or asset of the Parent or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Parent or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Borrower or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

5.6 **Filings, Consents and Approvals**. The Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Borrower of the Transaction Documents, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act and (iii) those that have been made or obtained prior to the date of this Agreement.

5.7 **Intentionally Omitted**.

5.8 **Material Changes**. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) the Parent has not altered its method of accounting or the identity of its auditors, (ii) the Parent has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (iii) the Borrower has not issued any equity securities. The Parent does not have pending before the SEC any request for confidential treatment of information.

5.9 **Litigation**. There is no action which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Parent or the Borrower nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Parent or the Borrower, there is not pending any investigation by the SEC involving the Parent or the Borrower or any current or former director or officer of the Parent or the Borrower (in his or her capacity as such).

5.10 **Compliance**. Neither the Parent or the Borrower nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Parent or the Borrower or any Subsidiary under), nor has the Parent or the Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign,

federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

5.11 **Regulatory Permits**. The Parent or the Borrower and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Parent or the Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

5.12 **Patents and Trademarks**. The Parent or the Borrower and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as needed to operate the business of the Borrower and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "**Intellectual Property Rights**"). Neither the Parent or the Borrower nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Parent or the Borrower or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Parent or the Borrower, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

5.13 **Insurance**. The Borrower and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower and the Subsidiaries are engaged. The Borrower has no reason to believe that it will not be able to renew its and the Subsidiaries' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Borrower's and such Subsidiaries' respective lines of business.

5.14 **Transactions With Affiliates and Employees**. None of the officers or directors of the Borrower and, to the knowledge of the Borrower, none of the employees of the Borrower is presently a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.15 **Certain Registration Matters**. Assuming the accuracy of the Lender's representations and warranties set forth in Article 5, no registration under the Securities Act is required for the offer and sale of the Revolving Loan Notes, Warrants or Warrant Shares by the Borrower to the Lender hereunder. The Borrower has not granted or agreed to grant to any

person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

5.16 Investment Company Act. The Borrower is not, and is not an affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

5.17 Application of Takeover Protections. The Borrower has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Borrower's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Lender as a result of the Lender and the Borrower fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the Borrower's issuance of the Warrants and Warrant Shares and the Lender's ownership thereof.

5.18 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Borrower to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Lender shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Lender pursuant to written agreements executed by the Lender, which fees or commissions shall be the sole responsibility of the Lender) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

5.19 General Solicitation. The Borrower has not offered or sold the Revolving Credit Note, Warrants or Warrant Shares by means of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.20 Foreign Corrupt Practices Act. Neither the Borrower nor to the knowledge of the Borrower, any agent or other person acting on behalf of the Borrower, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Borrower (or made by any person acting on the Borrower's behalf of which the Borrower is aware) or any members of their respective management which is in violation of any legal requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

5.21 Disclosure. All disclosure provided to the Investors regarding the Borrower and its businesses and the transactions contemplated hereby, furnished by or on behalf of the

Borrower (including their respective representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by the Borrower or any person acting on the Borrower's behalf) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.22 Title to Property. The Borrower holds and will hold all right, title, and interest in and to its properties, including the Collateral, free and clear of all liens, claims and encumbrances, except as permitted under this Agreement.

5.23 Taxes. The Borrower has filed all state and federal income tax returns that are required to be filed, and has paid all taxes shown to be due on such returns and such assessments received by the Borrower to the extent that the same had become due.

5.24 Representations and Warranties to be Continuing. All of the foregoing representations and warranties will be true at the date of the initial disbursement and at the dates of all subsequent disbursements of the Loans. All representations, warranties, covenants, and agreements made herein or in any certificate or other document delivered to the Lender by or on behalf of the Borrower shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or on its behalf, and shall survive the making of any or all of the disbursements contemplated hereby and shall continue in full force and effect as long as there remains unpaid any obligation to the Lender hereunder or under any of the Transaction Documents.

5.25 Solvency. Borrower is solvent and after giving effect to the transactions contemplated by the Subsidiary Merger Agreement, will remain solvent and able to meet its obligations as they come due. Parent shall take no action which could have the effect of weakening Borrower's financial position or prospects or result in the insolvency of Borrower.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Borrower that:

6.1 Authorization. The Lender has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Lender, will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

6.2 Disclosure of Information. The Lender understands that no person other than the Borrower has been authorized to make any representation and if made, such representation may not be relied on. The Borrower has not, however, rendered any investment advice to the

Lender with respect to the suitability of the purchase of any of the Revolving Credit Notes, Warrants or Warrant Shares or an investment in the Borrower.

6.3 Restricted Securities. The Lender understands that the Warrants and Warrant Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender' representations as expressed herein. The Lender understands that the Warrants and Warrant Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Warrants or Warrant Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Lender acknowledges that the Borrower has no obligation to register or qualify the Warrants or Warrant Shares for resale except as may be specifically set forth herein. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Warrants and Warrant Shares, and on requirements relating to the Borrower which are outside of the Lender' control, such as the Borrower's timely filing of periodic reports in accordance with the Exchange Act, which the Borrower is under no obligation to and may not be able to satisfy. Subject to the foregoing, nothing contained herein shall be deemed a representation or warranty by the Lender to hold the Warrants or Warrant Shares for any period of time.

6.4 No Need for Liquidity. The Lender has no need for liquidity in connection with its purchase of the Warrants or Warrant Shares. The Lender has the ability to bear the economic risks of the Lender's purchase of the Warrants or Warrant Shares for an indefinite period to time.

6.5 Legends. The Lender understands that the Warrants or Warrant Shares and any securities issued in respect of or exchange for the Warrants or Warrant Shares, may bear one or all of the following legends:

(a) "THESE SECURITIES AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT."

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

6.6 Accredited Investor. The Lender is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an "Accredited Investor") and either (i) was not organized for the specific purpose of acquiring the Warrants and the Warrant Shares or (ii) each of its equity owners, members or partners, as the case may be, is an Accredited Investor.

6.7 Brokers. No finder or broker was or is engaged by the Lender in connection with this Agreement.

ARTICLE 7
CONDITIONS

7.1 Closing Date. The Closing Date shall be the date on which each of the following conditions is satisfied or waived:

(a) Authorization Documents. The Lender shall have received the Borrower's (i) charter (or similar formation document), certified by the appropriate governmental authority; (ii) if requested, good standing certificates in its state of formation and in each other state requested by the Lender; (iii) bylaws (or similar governing instrument); (iv) resolutions of its board of directors (or similar governing body) approving and authorizing the Borrower's execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby; and (v) signature and incumbency certificates of its officers executing any of the Transaction Documents (it being understood that the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

(b) UCC Financing Statements. The Lender shall have received each document (including Uniform Commercial Code financing statements) required hereunder or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, a perfected lien on the collateral described therein, prior to any other liens, in proper form for filing, registration or recording, including in respect of Parent for any Non-Assigned Contracts. The Lender's existing UCCs on Parent shall be amended to cover only assets, rights, contracts, properties, cash and causes of action of Parent as of immediately prior to the Closing of the transactions contemplated by the Subsidiary Merger that are not irrevocably transferred to Borrower.

(c) Liens on Property. The Lender shall have received evidence satisfactory to the Lender that all real and personal property, bank accounts, fixtures and equipment in which the Lender is taking a security interest will be free and clear of all liens and encumbrances of every nature and description other than the security interest in favor the Lender and security interests and liens to which the Lender shall have otherwise consented in writing (the "Permitted Liens").

(d) Cash Payment. The Lender shall have received a payment to an account specified in writing by Lender, in immediately available funds, of $750,000, such amount to be a reduction of principal amounts due under the original Agreement.

(e) Merger Closing. The Merger Closing shall have closed on the terms set forth in the Subsidiary Merger Agreement without waiver, modification or amendment

(f) Parent Share Issuance. The Lender shall have received a certificate from Parent for the Parent Shares, such Parent Shares to be issued free and clear of all charges, claims, encumbrances or liens other than as set forth in Lender's Lock-up Agreement.

(g) Pledge over Borrower Shares. Parent shall have entered into a standard pledge agreement, in form and substance reasonably acceptable to Lender, granting Lender a first lien security interest over all of Borrower's stock.

(h) Necessary Governmental Permits, Licenses and Authorizations and Consents; Etc. The Borrower shall have obtained all permits, licenses, authorizations and consents necessary or advisable in connection with the transactions contemplated by this Agreement and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i) Hyatt Consent. Hyatt Corporation and all Hyatt hotels shall have consented to both the transactions contemplated by the Merger Agreement and the assignment of the Master Services & Equipment Purchase Agreement and all hotel agreements, and in each case all schedules, exhibits, work orders, annexes and related agreements, from Parent to Borrower in a manner acceptable to Lender.

(j) Certificate. Lender shall have received a certificate, signed by the Chief Executive Officer of Borrower and Parent certifying that the conditions set forth in Sections 7.1(a)-(j) have been satisfied

(k) Other Documents. The Lender shall have received such other documents as the Lender may request.

7.2 Each Subsequent Borrowing. The Lender shall have the complete and absolute discretion as to whether to make any Revolving Loans pursuant to this Agreement. In the event the Lender elects to make any Revolving Loan, in its sole and absolute discretion, the making of each such Revolving Loan shall be subject to the satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Borrower set forth in Article 5 of this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date).

(b) No Defaults. At the time of, and immediately after giving effect to, such Borrowing, no Default shall have occurred and be continuing.

(c) No Material Adverse Effect. At the time of, and immediately after giving effect to, such Borrowing, there shall be no facts, events or circumstances then existing and nothing shall have occurred which shall have come to the attention of the Lender which constitutes a Material Adverse Effect.

ARTICLE 8
COVENANTS

The Borrower covenants and agrees with the Lender that so long as the Revolving Credit Note shall be outstanding:

8.1 Existence; Conduct of Business. The Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

8.2 Payment of Obligations. The Borrower shall pay its obligations (including, without limitation, all taxes and assessments, special or otherwise, and any other such charges) which are due and payable. The Borrower may contest the validity or amount thereof is being contested in good faith by appropriate proceeding, provided, that (a) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

8.3 Maintenance of Properties; Insurance. (a) The Borrower shall keep and maintain all of its property (tangible and intangible) necessary or useful to the conduct of its business in good working order and condition, ordinary wear and tear excepted. The Borrower shall from time to time make or cause to be made all necessary and proper repairs, renewals, replacements, additions, and improvements to their properties so that the business carried on by the Borrower may be properly and advantageously conducted at all times in accordance with prudent business management. (b) The Borrower shall maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption and product liability insurance. Without limiting the generality of the foregoing, property and casualty insurance shall be in amounts and forms insuring the full replacement cost of fixed assets of the Borrower.

8.4 Liens and Encumbrances. The Borrower shall not create, assume, or suffer to exist any mortgage, deed of trust, pledge, encumbrance, lien, or charge of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) upon any of the property or assets of the Borrower, whether now owned or hereafter acquired, except: (a) liens for taxes not yet due or which are being contested in good faith by appropriate

proceedings; (b) other liens, charges, and encumbrances incidental to the Borrower's business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not in the aggregate materially impair the use of such property or assets in the operation of the Borrower's business; (c) Permitted Liens; and (d) purchase money mortgages and other purchase money liens or security interests (including finance leases) upon any fixed or capital assets hereafter acquired by the Borrower, provided that no such mortgage, lien, or security interest shall extend to or cover any other property of the Borrower, and further provided that the principal amount of the aggregate of all such indebtedness secured by all such mortgages, liens, and security interests shall not exceed $50,000.00.

8.5 **<u>Books and Records, Inspection Rights</u>**. The Borrower shall keep proper books of records and accounts in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. The Borrower shall permit any representatives designated by the Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants as frequently as the Lender deems appropriate; provided that all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of the Borrower.

8.6 **<u>Compliance with Laws</u>.** The Borrower shall comply with (i) all permits, licenses and authorizations, including, without limitation, licenses and authorizations, issued by a governmental authority, (ii) all laws, rules, regulations and orders of any governmental authority and (iii) all contractual obligations, in each case applicable to it or its property, except where the failure do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8.7 **<u>Location of Collateral</u>**. All Collateral now owned by the Borrower is and will be, and all Collateral hereafter acquired by the Borrower will be, and to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral will be kept at the Borrower's facilities at its address set forth below. Except in the ordinary course of business, the Borrower shall not remove the Collateral from its existing location.

8.8 **<u>Mergers, Sales of Assets</u>**. The Borrower shall not merge or consolidate with any other corporation or sell, lease, transfer, or otherwise dispose of all or any substantial part of the assets of the Borrower or enter into any sale and leaseback transaction or arrangement with respect to any of the properties of the Borrower, change the name of the Borrower, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except that the Borrower may sell in the ordinary course of business assets or properties no longer necessary for the proper conduct of the business of the Borrower having a value amounting, in any single transaction, to not more than $50,000. The Borrower shall not create any additional Subsidiaries.

8.9 **<u>Accounts</u>**. All of the Borrower's primary depositary and disbursement accounts shall be subject to account control agreements in form and substance acceptable to the Lender.

8.10 Permitted Debt. The Borrower shall not create, incur, assume, or suffer to exist any funded or current debt, or guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, stock, or dividends of any person, except: (a) debt represented by the Revolving Credit Note; (b) funded or current debt secured by mortgages and other liens and retentions permitted hereunder; (c) contingent liabilities arising out of the endorsement in the ordinary course of business of negotiable instruments in the course of collection thereof; and (d) current liabilities arising in the ordinary course of business of the Borrower and which are not incurred for money borrowed.

8.11 New Leases and Purchases. The Borrower will not enter into any new leases or obligations for the purchases of property or for rentals for the use of or possession of any real or personal property, without the consent of the Lender, which will not be unreasonably withheld.

8.12 Investments. The Borrower shall not make or permit to remain outstanding any loan or advance to, or own, purchase, or acquire any stock or securities of, any person, excepting loans to employees not exceeding at any time, in the aggregate $50,000 outstanding.

8.13 Restricted Payments. The Borrower shall not pay or declare any dividend on any shares of any class of its capital stock or make any other distribution on account of any shares of any class of its stock, or redeem, purchase, or otherwise acquire, directly or indirectly, any shares of any class of its capital stock.

8.14 Transactions with Affiliates. The Borrower shall not, directly or indirectly, purchase, acquire or lease any material property or service from, or sell, transfer, or lease any material property or service to, any Affiliate (as hereinafter defined) except in the usual, regular, and ordinary course of business of the Borrower and upon fair and reasonable terms no less favorable to the Borrower than would result from arm's-length bargaining with an unaffiliated person. For purposes of this Agreement, "Affiliate" shall mean: any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Borrower; or any director, officer, trustee, or shareholder of the Borrower or any entity, directly or directly, through one or more intermediaries, controlling, controlled by, or under common control with the Borrower.

8.15 Use of Proceeds. The proceeds of the Revolving Loans will be used only for (i) the purchase of equipment in connection with contractual agreements to supply the services provided by the Borrower to hotels and similar establishments, (ii) fees and expenses incurred in connection with the transactions contemplated by this Agreement and (iii) for general corporate and working capital purposes of the Borrower.

8.16 Account Control Agreements. By April 1, 2015, Borrower (and Parent to the extent that Parent Retained Assets include cash or accounts that have not been fully transferred to Borrower) shall execute and deliver to Lender account control agreements, in form and substance acceptable to the Lender, for all banking, cash and similar accounts maintained by Borrower and, if applicable, Parent.

ARTICLE 9

EVENTS OF DEFAULT

9.1. Events of Default. The occurrence of any of the following events shall be deemed to constitute an "Event of Default" hereunder:

(a) the Borrower shall fail to pay to the Lender, on the date on which such payment is due, any principal of any Revolving Loan or the Revolving Credit Note, or the Borrower shall fail to pay, within ten (10) days after the date on which payment thereof is due, any installment of interest on any Revolving Loan or the Revolving Credit Note or any other sum due and payable under this Agreement or any Transaction Document;

(b) the Borrower shall fail to keep or perform any agreement, undertaking, obligation, covenant or condition set forth in Sections 8.3 and 8.4 of this Agreement;

(c) (i) any representation, warranty or certification made by or on behalf of the Borrower in connection with or pursuant to this Agreement shall prove to have been incorrect in any material respect when made or given; or (ii) any representation, warranty or certification made by or on behalf of the Borrower in connection with or pursuant to this Agreement, although true in all respects when such representation, warranty or certification was made or given, proves to be untrue in any material respect at any subsequent time when such representation, warranty or certification is operative or applicable and such representation, warranty or certification continues to be untrue ten (10) days after written notice from the Lender to the Borrower;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any Transaction Document or any other document between the Borrower and the Lender within thirty (30) days after such performance is due;

(e) Parent takes any action to encumber, terminate, materially amend, waive material rights under or limit the economic value of any Non-Assigned Contract;

(f) default shall have occurred in the payment of any principal, interest or premium with respect to any indebtedness of the Borrower for borrowed money and such default shall continue for more than the period of grace, if any, specified therein and shall not have been effectively waived, or if any such indebtedness shall be declared due and payable prior to the stated maturity thereof;

(g) there shall be a loss, theft, or destruction of any of the Collateral which is not insured or with respect which the insurer denies coverage in an amount in excess of $50,000 in the aggregate for all such events during any year as determined by Lender in its sole discretion determined in good faith, or (except as permitted hereby) there shall be a sale, lease or furnishing under a contract of service of, any of the Collateral;

(h) any petition shall be filed or proceeding is commenced for any attachment, levy, or seizure of any property of the Borrower subject to a lien in favor of the Lender; or any judgment or judgments, writ or writs, warrant or warrants of attachment, or any similar process

or processes in an aggregate amount in excess of $25,000.00 shall be entered or filed against the Borrower or against any property or assets of the Borrower and remains unvacated, unbonded or unstayed for a period of sixty (60) days;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the occurrence or entering into by the Borrower or any Subsidiary, or consummation of, any Change of Control;

(k) there shall be, in the reasonable opinion of the Lender, any material adverse change in the financial condition of the Borrower; or

(l) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Section 8.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

9.2. Remedies. After the occurrence of any Event of Default, the Lender shall have the right in addition to all of the remedies conferred upon the Lender by law or equity or the terms of any the Transaction Documents, to do any or all of the following, concurrently or successively, without notice to the Borrower:

(a) declare the Revolving Credit Note to be, and the Revolving Credit Note shall thereupon become, immediately due and payable, provided that if an Event of Default described in Section 9.1(h) or 9.1(k) shall occur or exist, the Revolving Credit Note shall automatically become immediately due and payable, without present, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary notwithstanding;

(b) terminate the Lender's obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligations of the Lender to extend credit or to make disbursements hereunder shall terminate; and

(c) exercise all rights and remedies of a secured party under the Uniform Commercial Code and otherwise, including, without limitation, the right to foreclose the security interest granted herein by any available judicial or other procedure and/or to take possession of any or all of the Collateral and the books and records relating thereto with or without judicial process, for which purpose the Lender may enter on any or all of the premises where any of the Collateral or books or records may be situated and take possession and remove the same therefrom; proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both; require the Borrower to assemble any or all of the Collateral and any or all certificates of title and other documents relating to the Collateral at a place designated by the Lender; and exercise in the Borrower's name all rights with respect to the Collateral, including the right to collect any and all money due or to become due, endorse checks, notes, drafts, instruments, or other evidences of payment, receive and open mail addressed to the Borrower, and settle, adjust, or compromise any dispute, with respect to any item of Collateral.

ARTICLE 10
MISCELLANEOUS

10.1 Indemnification of Lender. The Borrower will indemnify and hold the Lender and its members, managers, officers, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Borrower in this Agreement. In addition to the indemnity contained herein, the Borrower will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

10.2 Further Assurances. The Borrower agrees that, at any time or from time to time, upon the written request of the Lender, it will execute and deliver all such further documents and do all such other acts and things as the Lender may reasonably request to give effect to this Agreement and the Transaction Documents.

10.3 Integration. The Borrower shall not, and shall use its best efforts to ensure that no affiliate of the Borrower shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Revolving Credit Notes, Warrants or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Revolving Credit Notes, Warrants or the Warrant Shares to the Lender, or that would be integrated with the offer or sale of the Revolving Credit Notes, Warrants or the Warrant Shares for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the Revolving Credit Notes, Warrants or Warrant Shares to the Lender.

10.4 Acknowledgment of Dilution. The Borrower acknowledges that the issuance of Warrant Shares upon exercise of the Warrants will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial.

10.5 Reservation of Shares. The Borrower shall maintain a reserve from its duly authorized shares of Common Stock to comply with its exercise obligations under the Warrants.

10.6 Limitation of Liability. Notwithstanding anything herein to the contrary, the Borrower acknowledges and agrees that the liability of Lender arising directly or indirectly, under this Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of Lender, and that no affiliate of Lender or any member or manager thereof shall be personally liable for any liabilities of Lender.

10.7 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.8 Governing Law. This Agreement and the Revolving Credit Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. The Borrower consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the City of New York and (b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or any Transaction Document, the transactions contemplated hereby, or the performance of services hereunder.

10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

10.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.11 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Borrower, with a copy to, and if to Lender, to Cenfin LLC c/o PEAK6 Investments, L.P., 141 W. Jackson Blvd., Suite 500, Chicago, IL 60604 Attn: Matt Hulsizer and Chief Legal Officer.

10.12 Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled, and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Revolving Credit and Security Agreement on and as of the day first written above.

THE BORROWER:

SIGNALSHARE INFRASTRUCTURE, INC.

By ______________________________
Name: Michael S. Wasik
Title: President

Address:
11101 120th Ave #200, Broomfield, CO 80021
Attn: Michael Wasik

THE LENDER:

CENFIN, LLC

By ______________________________
Name:
Title:

Address:
141 W. Jackson Blvd., Suite 500 Chicago, IL 60604
Attn: Matt Hulsizer

PARENT:

ROOMLINX, INC.

By ______________________________
Name: Michael S. Wasik
Title: President

Address:
11101 120th Ave #200, Broomfield, CO 80021
Attn: Michael Wasik

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Revolving Credit and Security Agreement on and as of the day first written above.

THE BORROWER:

SIGNALSHARE INFRASTRUCTURE, INC.

By ______________________________
Name:
Title:

Address:
11101 120th Ave #200, Broomfield, CO 80021
Attn: Michael Wasik

THE LENDER:

CENFIN, LLC

By ______________________________
Name: Matt Hulsizer
Title: Manager

Address:
141 W. Jackson Blvd., Suite 500 Chicago, IL 60604
Attn: Matt Hulsizer

PARENT:

ROOMLINX, INC.

By ______________________________
Name:
Title:

Address:
11101 120th Ave #200, Broomfield, CO 80021
Attn: Michael Wasik

[Signature Page to Amended and Restated Revolving Credit and Security Agreement]

SCHEDULE A

REPAYMENT SCHEDULE

LOC Issue Date	*Maturity Date*	*% of total due*	*Revised Pmt Schedule (Principal)*
08/02/10	08/01/15	14.474%	$ 573,447.37
09/30/10	09/29/15	6.367%	$ 252,249.58
12/20/10	12/19/15	5.306%	$ 210,207.98
03/02/11	03/01/16	5.518%	$ 218,616.30
04/25/11	04/24/16	4.244%	$ 168,166.38
06/13/11	06/12/16	5.306%	$ 210,207.98
07/28/11	07/27/16	2.547%	$ 100,899.83
08/09/11	08/08/16	12.733%	$ 504,499.15
09/13/11	09/12/16	9.550%	$ 378,374.36
10/31/11	10/30/16	12.733%	$ 504,499.15
01/18/12	01/17/17	10.611%	$ 420,415.96
03/16/12	03/15/17	10.611%	$ 420,415.96
		100.00%	**$ 3,962,000.00**